Exhibit 10.2
AMENDMENT NO. 1 TO SLOT RECEIVABLES PURCHASE AGREEMENT
      THIS AMENDMENT NO. 1 TO SLOT RECEIVABLES PURCHASE AGREEMENT, dated as of March 25, 2011 (this “Amendment”), is entered into by and among:
     (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),
     (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the Servicer, and together with Seller, the “Seller Parties”),
     (c) Wells Fargo Bank, N.A., a national banking association, individually (“Wells Fargo” and, together with its successors and permitted assigns, the “SLOT Purchaser”), and as agent for the SLOT Purchaser (in such capacity, together with its successors and assigns in such capacity, the “SLOT Agent”), and consented to by JPMorgan Chase Bank, N.A., as First Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “First Lien Agent”).
     Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement (hereinafter defined).
PRELIMINARY STATEMENTS
     The parties hereto are parties to that certain SLOT Receivables Purchase Agreement dated as of March 26, 2010 (as amended or otherwise modified hereby and from time to time hereafter, the “Agreement”).
     Seller, Servicer, the SLOT Agent, as Second Lien Agent, and the First Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”).
     Subject to the terms and conditions hereof, the parties hereto agree to amend the Agreement as hereinafter set forth.
     1. Amendments.
     1.1. The definitions on Exhibit I to the Agreement of the terms set forth below are hereby amended and restated in their entirety to read, respectively, as follows:
“Calculated SLOT Amount” means, on any date of determination, the sum of (a) the Canadian Advance Amount, (b) the Extra Special Concentration Amount, (c) the Surplus Required Reserve Amount and (d) the First Lien Excess Availability.
“Eligible Receivable” has the meaning specified in the First Lien Receivables Purchase Agreement; provided however, that 90% of the aggregate Outstanding Balance of all Receivables due from Obligors that are residents of, or organized under the laws of

Canada (or any political subdivision thereof) shall be Eligible Receivables so long as any such Receivable otherwise constitutes an Eligible Receivable.
“Extra Special Concentration Amount” means, on any date of determination, for each of the following Obligors, the excess, if any, of (a) the product of (i) the percentage for such Obligor and its Affiliates set forth in the table below (the “Extra Special Concentration Limit”) and (ii) (A) for each of General Motors Company and its Affiliates and Ford Motor Company and its Affiliates, the aggregate Outstanding Balance of all Eligible Receivables, (B) for Advance Stores Company, Inc. and its Affiliates, the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve, the Advance Ineligibles and the Price Give Back Accrual, and (C) for all other listed Obligors and their Affiliates, the aggregate Outstanding Balance of all Eligible Receivables minus the sum of the Pass Through Reserve, the Warranty Reserve, the Sales Promotion Reserve and the Price Give Back Accrual, over (b) the portion of the “Overconcentration Amount” under (and as defined in) the First Lien Receivables Purchase Agreement attributable to such Obligor as determined under the First Lien Receivables Purchase Agreement:

Extra Special
Obligor	Concentration Limit
General Motors Company and Affiliates	10.0%
Ford Motor Company and Affiliates	12.0%
Genuine Auto Parts (NAPA) and Affiliates	8.0%
Advance Stores Company, Inc. and Affiliates	8.0%
Ozark Motor Lines and Affiliates	8.0%
In the event the SLOT Agent changes its view of the credit risk of any such Obligor as a result of events or developments occurring after the date of this Agreement, the SLOT Agent may, upon not less than 10 Business Days’ notice to the Seller, reduce any Extra Special Concentration Limit but not to a limit lower than the applicable “Concentration Limit”, including any “Special Concentration Limit”, in each case under (and as defined in) the First Lien Receivables Purchase Agreement.
“SLOT Termination Date” means March 23, 2012.
     1.2. The following definitions of the terms set forth below are hereby added to Exhibit I to the Agreement in alphabetical order to read, respectively, as follows:

          “First Lien Excess Availability” means, on any date of determination, an amount equal to the excess (if any) of (a)(i) the Net Receivables Balance (under and as defined in the First Lien Receivables Purchase Agreement) minus (ii) Aggregate Reserves (under and as defined in the First Lien Receivables Purchase Agreement) minus (iii) Aggregate Capital (under and as defined in the First Lien Receivables Purchase Agreement) over (b) the Purchase Limit (under and as defined in the First Lien Receivables Purchase Agreement).
          “OFAC” shall mean The Office of Foreign Assets Control of the U.S. Department of the Treasury.
          “Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.
          “Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.
     1.3. Sections 5.01(y) and (z) is hereby added to the Agreement as follows:
     “(y) Compliance. To the extent applicable, each Seller Party, represents and warrants as to itself, that such Seller Party, is in compliance, in all material respects, with the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto. No part of the proceeds of the Purchases made hereunder will be used by such Seller Party or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     (z) OFAC. Neither such Seller Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither such Seller Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Purchase made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.”
     1.4. Clause (iii) of the definition of “Regulatory Change” appearing in Section 10.2(a) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(iii) the compliance, whether commenced prior to or after the date hereof, by any Affected Entity or Purchaser with the requirements of (a) the final rule titled Risk-Based

Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”) or (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law)”.
     1.5. A new Section 14.15 is hereby added to the Agreement as follows:
     “Section 14.15. Patriot Act, OFAC.
     Each Purchaser that is subject to the Patriot Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Purchaser or any other Agent) hereby notifies the Seller that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser or such Agent, as applicable, to identify the Seller in accordance with the Patriot Act.”
     2. Representations and Warranties. In order to induce the SLOT Agent and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to them as follows: (a) The execution and delivery by it of this Amendment and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part, (b) this Amendment has been duly executed and delivered by it, (c) each of its representations and warranties set forth in Article V of the Agreement is true and correct as of the date hereof in all material respects as though made on and as of such date, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold, and (d) as of the date hereof, no event has occurred and is continuing that would constitute a Termination Event or a Potential Termination Event.
     3. Conditions Precedent. Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:
     (a) The SLOT Agent shall have received: (i) counterparts hereof, duly executed by each of the parties hereto, (ii) counterparts to Amended and Restated Fee Letter dated the date hereof (the “Fee Letter”), duly executed by each of the parties thereto and (ii) receipt of any fee payable under (and as defined in) the Fee Letter.
     (b) Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

     4. Miscellaneous.
     4.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
     4.2. Integration; Binding Effect; Survival of Terms.
     (a) This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
     (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
     4.3. Counterparts; Severability. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     4.4. Ratification. Except as expressly modified hereby, the Receivables Purchase Agreement is hereby ratified, approved and confirmed in all respects.
<Signature Pages Follow>

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

WELLS FARGO BANK, N.A.,
as Second Lien Agent

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO:

JPMORGAN CHASE BANK, N.A.,
as First Lien Agent

By:
Name:
Title:

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:
Name:
Title:

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:
Name:
Title:

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:
Name:
Title: